UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Meeting Street
Suite 600
North Bethesda, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at Choice Hotels International, Inc.’s (the “Company”) 2025 Annual Meeting of Shareholders (the “Annual Meeting”), the Company’s shareholders approved the Choice Hotels International, Inc. 2025 Long-Term Incentive Plan (the “2025 LTIP”). On February 27, 2025, the Board of Directors of the Company (the “Board”) adopted the 2025 LTIP, subject to shareholder approval at the Annual Meeting. The effective date of the 2025 LTIP is May 15, 2025.

The 2025 LTIP will be administered by the Compensation Committee of the Board, which is comprised of independent directors. The 2025 LTIP provides for grants of stock options, stock awards, stock appreciation rights and stock units to employees, officers and directors.

Subject to adjustment, the number of shares of common stock that may be issued under the 2025 LTIP is the sum of (i) 1,000,000 shares, (ii) any shares remaining available for future grant under the Choice Hotels International, Inc. 2017 Long-Term Incentive Plan (the “2017 LTIP”) as of April 21, 2025, and (iii) the number of shares related to awards outstanding under the 2017 LTIP as of April 21, 2025 that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such shares.

Additional details of the 2025 LTIP are included in the proxy statement for the Annual Meeting (the “Proxy Statement”) under the heading “Proposal No. 3—Approval of the Company’s 2025 Long-Term Incentive Plan.” The foregoing description of the 2025 LTIP and the summary of the 2025 LTIP contained in the Proxy Statement are qualified in their entirety by reference to the full text of the 2025 LTIP filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, four proposals were submitted to the Company’s shareholders. The final voting results of these proposals were as follows:

Proposal 1

The Company’s shareholders elected the following eleven directors to hold office for a term of one year ending at the 2026 Annual Meeting of Shareholders or until their respective successors are elected and qualified. The voting results are set forth below:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Brian B. Bainum	42,032,742	494,460	38,456	2,030,899
Stewart W. Bainum, Jr.	41,999,065	543,421	23,172	2,030,899
William L. Jews	42,001,710	547,566	16,382	2,030,899
Monte J. M. Koch	42,033,844	517,738	14,076	2,030,899
Liza K. Landsman	42,318,954	231,543	15,161	2,030,899
Patrick S. Pacious	42,113,998	437,731	13,929	2,030,899
Ervin R. Shames	41,003,948	1,547,645	14,065	2,030,899
Gordon A. Smith	41,702,683	848,328	14,647	2,030,899
Maureen D. Sullivan	42,157,230	394,683	13,745	2,030,899
John P. Tague	41,894,913	656,813	13,932	2,030,899
Donna F. Vieira	42,380,535	171,645	13,478	2,030,899

Proposal 2

The Company’s shareholders approved an advisory vote on executive compensation of the Company’s named executive officers. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
40,256,285	2,240,287	69,086	2,030,899

Proposal 3

The Company’s shareholders approved the 2025 LTIP. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,945,621	576,363	43,674	2,030,899

Proposal 4

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
44,481,967	94,646	19,944	0

Proposal 5

The Company’s shareholders approved a shareholder proposal requesting the Company consider a simple majority vote requirement in the Company’s organizational documents. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,192,276	1,324,256	49,126	2,030,899

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Choice Hotels International, Inc. 2025 Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2025	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel, Corporate Secretary & External Affairs